Exhibit 10.59

Amendment Number 2 to the

KENNAMETAL INC. RESTORATION PLAN

As Adopted
Effective January 1, 2018

Kennametal Inc. Restoration Plan

Pursuant to its Charter as amended and restated as of October, 2018, the Compensation Committee (“Committee”) of the Board of Directors (“Board”) of Kennametal Inc. (“Company”) has, inter alia, the direct responsibility for matters relating to the compensation of the executive officers of the Company (the “Charter Mandate”).

Pursuant to such Charter Mandate, the Committee previously adopted, effective as of January 1, 2018, an “excess benefit plan” within the meaning of the Employee Retirement Income Security Act of 1976, as amended (“ERISA”) and a “parallel excess plan” under the rules of the New York Stock Exchange, known as the Kennametal Inc. Restoration Plan (the “Plan”). The Plan was primarily designed to restore Company contributions lost under the Kennametal Inc. Thrift Plus Plan (“TPP”) due to the operation of the maximum compensation limit under Internal Revenue Code (“Code”). The Plan delegates to the ERISA Compliance Committee (“ERISA Committee”) responsibility for the day-to-day administration of such Plan. The Plan has since been amended by the 1st Amendment.

At its meeting of [July 29, 2019], the Committee adopted a resolution incorporating the following recommendations of Company Management:

•
that the TPP be amended to remove language describing the Board’s ability to declare a discretionary contribution effective as of the fiscal year starting July 1, 2019 for the reasons presented to the Committee at the meeting; and

•
that the Plan be amended so as to remove all references to the TPP discretionary contribution as a component piece of the “make whole” formula so as to eliminate the risk of confusing Plan participants regarding the basis for calculating the “make whole” contributions, if any, to which they may be entitled; and

•	that the ERISA Committee be authorized and directed to adopt such TPP and/or Plan amendments as it determines to be necessary or appropriate to implement the actions taken by the Committee.

Kennametal Inc., acting through it’s the ERISA Compliance Committee pursuant to the above-described authority and directions assigned to it by its Compensation Committee and pursuant to the rights reserved under Section 10.01 of the Kennametal Inc. Restoration Plan effective as of January 1, 2018, as amended, hereby formally amends the Plan by the execution of this amendment (Amendment Number 2) by its delegate by making the following changes to the Plan:

•	Eliminating all references to the TPP discretionary contribution as a component piece of the “make whole” formula under the Plan; and

•
Making such other related and/or conforming changes hereinafter described which the undersigned ERISA Committee member charged with reviewing and approving the amendment language determined were necessary or appropriate to reflect the foregoing changes.

In order to implement the premises, the following Sections or provisions of the Plan are amended:

•	Section 5.1(b)(i) of the Adoption Agreement is amended and restated

All new or revised Plan document provisions are italicized and double underlined and all deleted text is lined out.

Executed             , 2019, but effective as of July 1, 2019.

KENNAMETAL INC.

By:
Michelle R. Keating
Vice President, General Counsel & Secretary
and member, ERISA Compliance Committee

1.    Effective for the fiscal year commencing July 1, 2019, Section 5.01(b)(i) of the Plan’s Adoption Agreement, defining the formula for determining the amount of the Employer Other Contribution made to the Plan, is amended and restated in its entirety to remove the reference to the Discretionary contribution under the Kennametal Thrift Plus Plan as a component of such Employer Other Contributions, to read as follows (deleted text is lined out):

5.01     EMPLOYER CONTRIBUTIONS

***
(b)    Other Contributions
***

(i) Amount

The Employer shall make a contribution on behalf of each Participant who satisfies the requirements of Section 5.01(b)(ii) equal to [complete the ones that are applicable]:

(A)	࿽࿽ An amount equal to [insert number] % of the Participant’s
Compensation

(B)	[X࿽࿽] An amount determined by the Employer in its sole discretion.

(C)	࿽࿽ Contributions for each Participant shall be limited to
$

(D)	[X࿽࿽] Other:
The same maximum contribution percentage that the Participant would be eligible to receive as ~~either~~ a Company Matching ~~and/or~~
~~Discretionary~~ Contribution in the Kennametal Thrift Plus Plan
applied to Compensation in excess of the IRS 401(a)(17) limit in effect as of the beginning of the applicable Plan Year.

(E)	࿽࿽ Not Applicable [Proceed to Section 6.01]

2.    Except as otherwise hereinabove provided, the terms and conditions of the Plan as reflected in the Plan document and its related Adoption Agreement, as amended by the 1st Amendment, are continued in full force and effect and its pages shall be revised as necessary or appropriate to reflect the changes hereinabove provided.